KKR & Co. L.P. Reports Fourth Quarter and Full Year 2016 Results
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NEW YORK, February 9, 2017 - KKR & Co. L.P. (NYSE: KKR) today reported its fourth quarter and full year 2016 results.

GAAP net income (loss) attributable to KKR & Co. L.P. common unitholders was $171.0 million and $287.1 million for the quarter and full year ended December 31, 2016, respectively, compared to $32.3 million and $488.5 million in the comparable periods of 2015. On a diluted basis, net income (loss) per common unit was $0.35 and $0.59 for the quarter and full year ended December 31, 2016, respectively, compared to $0.07 and $1.01 in the comparable periods of 2015. GAAP KKR & Co. L.P. Capital - Common Unitholder equity was $5.5 billion (1) as of December 31, 2016, or $12.06, per outstanding common unit.

For the quarter ended December 31, 2016, After-tax Economic Net Income (Loss) and After-tax Economic Net Income (Loss) per adjusted unit were $339.2 million and $0.40, respectively, compared to $70.5 million and $0.08 for the quarter ended December 31, 2015. After-tax Distributable Earnings and After-tax Distributable Earnings per adjusted unit eligible for distribution were $389.9 million and $0.48, respectively, for the quarter ended December 31, 2016 compared to $168.6 million and $0.21 for the quarter ended December 31, 2015.

For the full year 2016, After-tax Economic Net Income (Loss) and After-tax Economic Net Income (Loss) per adjusted unit were $575.6 million and $0.68, respectively, compared to $1,028.3 million and $1.21 for the full year 2015. After-tax Distributable Earnings and After-tax Distributable Earnings per adjusted unit eligible for distribution were $1,527.7 million and $1.89, respectively, for the full year 2016 compared to $1,452.7 million and $1.78 for the full year 2015.

Highlights

•	Economic Net Income was $383 million for the fourth quarter and $794 million for the year ended December 31, 2016, driven by strong realized performance income

•	Private Markets monetization activity was the primary driver of After-tax Distributable Earnings of $390 million for the fourth quarter and $1,528 million for the year ended December 31, 2016

•	Assets Under Management and Fee Paying Assets Under Management were $130 billion and $101 billion as of December 31, 2016, respectively, up 8% and 11%, respectively, compared to December 31, 2015

•	Book value was $9.8 billion as of December 31, 2016, or $12.15 per outstanding adjusted unit

•	KKR Prisma and PAAMCO to form Strategic Partnership to create one of the largest firms in the liquid alternatives industry(2)

•	KKR's regular distribution per common unit of $0.16 was declared for the quarter ended December 31, 2016

•
An incremental $250 million has been authorized to repurchase common units. Additionally, beginning with the results for the quarter ending March 31, 2017, KKR intends to increase its regular quarterly distribution to holders of its common units from $0.16 to $0.17 per common unit per quarter.

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“We performed well in 2016 and progressed across our capital raising, investment performance, monetization and strategic initiatives,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “We generated $1.5 billion of After-tax Distributable Earnings for the year and our Fee Paying Assets Under Management grew 11%.  Operating fundamentals across the firm remain strong, and we are encouraged by our momentum."

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Note: Certain financial measures, including economic net income ("ENI"), After-tax ENI, After-tax distributable earnings, book value, adjusted units and outstanding adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits C and D for a reconciliation of such measures to financial results prepared in accordance with GAAP.

(1) GAAP KKR & Co. L.P. Capital - Common Unitholder equity represents only that portion of the business held by KKR & Co. L.P. and does not include the economic interests that are held by KKR Holdings L.P. Our reportable segments are presented prior to giving effect to the allocation of ownership interests between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total.

(2) The announced transaction to combine KKR Prisma and PAAMCO is subject to the satisfaction of customary closing conditions, including the receipt of requisite regulatory approvals.

GAAP RESULTS COMMENTARY
Fees and Other
On January 1, 2016, KKR adopted ASU 2015-02, which resulted in the de-consolidation of most of KKR's investment funds that had been consolidated prior to such date. When an investment fund is consolidated, management fees, fee credits and carried interest earned from consolidated funds are eliminated in consolidation and as such are not recorded in Fees and Other. The economic impact of these management fees, fee credits and carried interests that are eliminated is reflected as an adjustment to noncontrolling interests and has no impact to Net Income Attributable to KKR & Co. L.P. As a result of the de-consolidation of most of our investment funds, the management fees, fee credits and carried interests associated with funds that had previously been consolidated are included in Fees and Other beginning on January 1, 2016 as such amounts are no longer eliminated. We adopted this guidance using the modified retrospective method. As a result, restatement of prior period results is not required and prior periods presented under GAAP have not been impacted.
Fees and Other were $481.5 million and $1,908.1 million for the quarter and year ended December 31, 2016, respectively, compared to $307.9 million and $1,043.8 million in the comparable periods of 2015. The net increase in both periods was primarily due to the inclusion of carried interest gains earned from investment funds that are no longer consolidated in the 2016 period and an increase in management fees driven primarily by fees earned from investment funds that are no longer consolidated in the 2016 period. These increases were partially offset by an increase in fee credits incurred, driven primarily by fee credits associated with investment funds that are no longer consolidated in the 2016 period and a decrease in monitoring fees in our Private Markets business.
Expenses
Total expenses were $452.8 million and $1,695.5 million for the quarter and year ended December 31, 2016, respectively, compared to $525.1 million and $1,871.2 million in the comparable periods of 2015. The decreases in both periods were primarily due to a lower level of carry pool allocations reflecting a lower level of appreciation in the value of our private equity portfolio.
Total Investment Income (Loss)
As indicated above, on January 1, 2016, KKR adopted ASU 2015-02, which resulted in the de-consolidation of most of KKR's investment funds that had been consolidated prior to such date. Effective with the adoption of ASU 2015-02, investment income earned from our investment funds that had previously been consolidated is not included in the statement of operations.

Total investment income (loss) was $440.1 million and $762.6 million for the quarter and year ended December 31, 2016, respectively, compared to $1,488.6 million and $6,169.1 million in the comparable periods of 2015. The decrease in both periods was primarily attributable to the impact of investment funds that are no longer consolidated in the 2016 period.

TOTAL REPORTABLE SEGMENTS RESULTS COMMENTARY
Segment Revenues
Total segment revenues were $664.4 million for the quarter ended December 31, 2016, compared to total segment revenues of $487.6 million for the quarter ended December 31, 2015. The increase was principally attributable to net investment income from our Principal Activities segment in 2016 compared to investment losses in 2015. This increase was partially offset by (i) a lower level of carried interest gains in the current period as compared to the prior period and (ii) lower monitoring fees in the current period primarily due to a non-recurring monitoring fee of $55.5 million net of associated fee credits received in 2015 in our Private Markets segment. The lower level of carried interest is primarily due to a lower level of net appreciation in KKR's private equity portfolio in the fourth quarter. For the quarter ended December 31, 2016, KKR's private equity portfolio appreciated 3.4%.
Total segment revenues were $1,865.3 million for the year ended December 31, 2016, compared to total segment revenues of $2,505.9 million for the year ended December 31, 2015. The decrease was principally attributable to a lower level of carried interest gains and net investment losses in the 2016 year compared to net investment gains in the prior year. The lower level of carried interest for the year ended December 31, 2016 is primarily due to a lower level of net appreciation in KKR’s private equity portfolio. For the year ended December 31, 2016, KKR's private equity portfolio appreciated 11.9%.
Economic Net Income
ENI was $383.2 million for the quarter ended December 31, 2016, compared to ENI of $144.7 million for the quarter ended December 31, 2015. The increase was primarily attributable to higher total segment revenues as described above as well as a decrease in total compensation and benefits reflecting a lower level of fees and carried interest generated in the 2016 period.
ENI was $794.4 million for the year ended December 31, 2016, compared to ENI of $1,298.0 million for the year ended December 31, 2015. The decrease was primarily attributable to lower total segment revenues as described above, partially offset by a decrease in total compensation and benefits reflecting a lower level of fees and carried interest generated in the 2016 period.

AUM and FPAUM
AUM was $129.6 billion as of December 31, 2016, a decrease of $1.5 billion, compared to AUM of $131.1 billion as of September 30, 2016. Distributions to limited partners of our private equity funds arising from realizations and distributions made in our Public Markets segment were offset primarily by (i) new capital raised in our private equity and credit businesses and (ii) an increase in the fair value of our private equity portfolio.
FPAUM was $101.5 billion as of December 31, 2016, an increase of $8.3 billion, compared to FPAUM of $93.2 billion as of September 30, 2016. The increase was primarily attributable to new capital raised principally in our Private Markets businesses reflecting our Americas Fund XII entering its investment period. This increase was partially offset by distributions in our Public Markets segment and distributions to limited partners of our private equity funds arising from realizations. Additionally, there were decreases in the fee bases of certain funds entering their post investment periods, the most significant of which was our North America Fund XI.
DISTRIBUTIONS AND OTHER
A distribution of $0.16 per common unit has been declared, which will be paid on March 7, 2017 to holders of record of common units as of the close of business on February 21, 2017. Under KKR's current distribution policy for its common units, KKR has made equal quarterly distributions to holders of common units in an amount of $0.16 per common unit per quarter. Beginning with the financial results to be reported for the first quarter of 2017, KKR intends to increase its quarterly distribution to common unitholders to $0.17 per common unit per quarter.
A distribution of $0.421875 per Series A Preferred Unit has been declared and set aside for payment on March 15, 2017 to holders of record of Series A Preferred Units as of the close of business on March 1, 2017. A distribution of $0.406250 per Series B Preferred Unit has been declared and set aside for payment on March 15, 2017 to holders of record of Series B Preferred Units as of the close of business on March 1, 2017.
The declaration and payment of any future distributions on preferred or common units are subject to the discretion of the board of directors of the general partner of KKR and the terms of its limited partnership agreement. There can be no assurance that future distributions will be made as intended or at all, that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR or that any particular distribution policy for common units will be maintained.
Since the announcement of our $500 million common unit repurchase program on October 27, 2015 through February 3, 2017, KKR has repurchased 31.7 million common units for $459 million. In addition, equity awards representing 5.2 million common units were canceled for approximately $79 million to satisfy tax obligations in connection with their vesting. In total, 36.9 million common units have been retired on a fully-diluted basis over this period. In addition, KKR has announced an incremental $250 million has been authorized to repurchase common units. This amount is in addition to the $41.2 million remaining under its current repurchase program. Common units may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise.
SUPPLEMENTAL INFORMATION
A slide presentation containing supplemental commentary about KKR's financial results for the fiscal quarter and year ended December 31, 2016 may be accessed through the Investor Center of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed below.
CONFERENCE CALL
A conference call to discuss KKR's financial results will be held on Thursday, February 9, 2017 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 54397246, beginning approximately two hours after the broadcast.
From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR
KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners' capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, ENI, ENI after taxes, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, net realized investment income, book value, and quarterly distributions, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions or strategic partnerships; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 26, 2016, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
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CONTACT INFORMATION
Investor Relations:
Kohlberg Kravis Roberts & Co. L.P.
Craig Larson
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com

Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

KKR
CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenues
Fees and Other	$481,475	$307,923	$1,908,093	$1,043,768
Expenses
Compensation and Benefits	283,751	306,942	1,063,813	1,180,591
Occupancy and Related Charges	15,463	17,295	64,622	65,683
General, Administrative and Other	153,602	200,858	567,039	624,951
Total Expenses	452,816	525,095	1,695,474	1,871,225
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	333,808	1,197,879	342,897	4,672,627
Dividend Income	19,866	140,397	187,853	850,527
Interest Income	268,615	320,569	1,021,809	1,219,197
Interest Expense	(182,141)	(170,282)	(789,953)	(573,226)
Total Investment Income (Loss)	440,148	1,488,563	762,606	6,169,125

Income (Loss) Before Taxes	468,807	1,271,391	975,225	5,341,668

Income Tax (Benefit)	5,800	27,341	24,561	66,636

Net Income (Loss)	463,007	1,244,050	950,664	5,275,032

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	(13,092)	7,371	(8,476)	(4,512)
Net Income (Loss) Attributable to
Noncontrolling Interests	296,789	1,204,422	649,833	4,791,062

Net Income (Loss) Attributable to KKR & Co. L.P.	179,310	32,257	309,307	488,482

Net Income (Loss) Attributable to Series A Preferred Unitholders	5,822	—	17,337	—
Net Income (Loss) Attributable to Series B Preferred Unitholders	2,519	—	4,898	—

Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	$170,969	$32,257	$287,072	$488,482

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.38	$0.07	$0.64	$1.09
Diluted	$0.35	$0.07	$0.59	$1.01
Weighted Average Common Units Outstanding
Basic	451,154,845	461,374,013	448,905,126	448,884,185
Diluted	484,312,804	489,704,787	483,431,048	482,699,194

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Note: On January 1, 2016, KKR adopted ASU 2015-02, which resulted in the de-consolidation of most of KKR's investment funds that had been consolidated prior to such date. Effective with the adoption of ASU 2015-02, assets, liabilities, and noncontrolling interests from our investment funds that had previously been consolidated are no longer included in the statement of financial condition. We adopted this guidance using the modified retrospective method. As a result, restatement of prior period results is not required and prior periods presented under GAAP have not been impacted.

KKR
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	As of December 31, 2016	As of December 31, 2015

Assets
Cash and Cash Equivalents	$2,508,902	$1,047,740
Investments	31,409,765	65,305,931
Other	5,084,230	4,688,668
Total Assets	39,002,897	71,042,339

Liabilities and Equity
Debt Obligations	18,544,075	18,714,597
Other Liabilities	3,340,739	2,860,157
Total Liabilities	21,884,814	21,574,754

Redeemable Noncontrolling Interests	632,348	188,629

Equity
Series A Preferred Units	332,988	—
Series B Preferred Units	149,566	—
KKR & Co. L.P. Capital - Common Unitholders	5,457,279	5,547,182
Noncontrolling Interests	10,545,902	43,731,774
Total Equity	16,485,735	49,278,956
Total Liabilities and Equity	$39,002,897	$71,042,339

KKR & Co. L.P. Capital Per Outstanding Common Unit - Basic	$12.06	$12.12

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Note: On January 1, 2016, KKR adopted ASU 2015-02, which resulted in the de-consolidation of most of KKR's investment funds that had been consolidated prior to such date. Effective with the adoption of ASU 2015-02, assets, liabilities, and noncontrolling interests from our investment funds that had previously been consolidated are no longer included in the statement of financial condition. We adopted this guidance using the modified retrospective method. As a result, restatement of prior period results is not required and prior periods presented under GAAP have not been impacted.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$198,137	$201,508	$195,072	$797,862	$732,033
Monitoring Fees	12,228	11,091	94,128	64,354	264,643
Transaction Fees	68,271	111,354	107,320	344,274	364,994
Fee Credits	(22,356)	(47,392)	(59,375)	(131,628)	(219,620)
Total Management, Monitoring and Transaction Fees, Net	256,280	276,561	337,145	1,074,862	1,142,050
Performance Income (Loss)
Realized Incentive Fees	23,449	3,659	7,209	33,346	19,647
Realized Carried Interest	503,176	350,469	207,211	1,256,208	1,027,154
Unrealized Carried Interest	(285,616)	70,351	112,388	(420,372)	163,545
Total Performance Income (Loss)	241,009	424,479	326,808	869,182	1,210,346
Investment Income (Loss)
Net Realized Gains (Losses)	969	170,078	(81,343)	371,563	337,023
Net Unrealized Gains (Losses)	141,276	136,740	(128,765)	(584,423)	(391,962)
Total Realized and Unrealized	142,245	306,818	(210,108)	(212,860)	(54,939)
Interest Income and Dividends	69,101	71,185	85,907	322,857	411,536
Interest Expense	(44,264)	(47,506)	(52,174)	(188,761)	(203,085)
Net Interest and Dividends	24,837	23,679	33,733	134,096	208,451
Total Investment Income (Loss)	167,082	330,497	(176,375)	(78,764)	153,512
Total Segment Revenues	664,371	1,031,537	487,578	1,865,280	2,505,908
Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	95,260	101,967	121,036	395,016	409,992
Realized Performance Income Compensation	215,650	159,151	85,766	538,321	418,718
Unrealized Performance Income Compensation	(112,786)	29,393	45,351	(161,510)	66,927
Total Compensation and Benefits	198,124	290,511	252,153	771,827	895,637
Occupancy and Related Charges	14,914	15,877	16,666	62,400	62,657
Other Operating Expenses	67,806	55,123	68,978	234,348	233,618
Total Segment Expenses	280,844	361,511	337,797	1,068,575	1,191,912
Income (Loss) attributable to noncontrolling interests	334	760	5,100	2,336	16,007
Economic Net Income (Loss)	383,193	669,266	144,681	794,369	1,297,989
Equity-based Compensation	37,970	50,270	37,376	186,227	186,346
Pre-tax Economic Net Income (Loss)	345,223	618,996	107,305	608,142	1,111,643
Provision for Income Tax (Benefit)	(2,335)	12,611	36,797	10,282	83,363
Preferred Distributions	8,341	8,201	—	22,235	—
After-tax Economic Net Income (Loss)	$339,217	$598,184	$70,508	$575,625	$1,028,280

After-tax Economic Net Income (Loss) Per Adjusted Unit	$0.40	$0.71	$0.08	$0.68	$1.21
Weighted Average Adjusted Units (Fully Diluted Basis)	839,268,845	837,504,674	852,446,702	841,304,836	851,099,066

Other Operating Measures (1):
Fee Related Earnings	$116,407	$142,253	$180,848	$537,419	$610,496
After-tax Distributable Earnings	$389,874	$461,498	$168,618	$1,527,696	$1,452,656

Assets Under Management	$129,555,700	$131,101,800	$119,544,300	$129,555,700	$119,544,300
Fee Paying Assets Under Management	$101,473,400	$93,153,800	$91,720,500	$101,473,400	$91,720,500
Capital Invested and Syndicated Capital	$2,461,500	$4,392,000	$3,382,200	$12,199,700	$12,393,300
Uncalled Commitments	$37,791,300	$38,267,300	$29,457,100	$37,791,300	$29,457,100

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Note: See "Notes to Reportable Segments" for more information about certain non-GAAP financial measures and Exhibits C and D for a reconciliation of such measures to the financial results presented in accordance with GAAP.

(1) See Exhibit A "Other Information" for the definition and calculation of Fee Related Earnings and After-tax Distributable Earnings.

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS

	Quarter Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$112,046	$117,795	$122,703	$466,422	$465,575
Monitoring Fees	12,228	11,091	94,128	64,354	264,643
Transaction Fees	18,581	53,223	40,000	132,602	144,652
Fee Credits	(10,537)	(37,127)	(51,567)	(103,579)	(195,025)
Total Management, Monitoring and Transaction Fees, Net	132,318	144,982	205,264	559,799	679,845
Performance Income (Loss)
Realized Incentive Fees	—	—	—	—	—
Realized Carried Interest	503,176	350,469	207,211	1,252,370	1,018,201
Unrealized Carried Interest	(284,674)	53,339	137,438	(416,060)	182,628
Total Performance Income (Loss)	218,502	403,808	344,649	836,310	1,200,829
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—	—	—
Net Unrealized Gains (Losses)	—	—	—	—	—
Total Realized and Unrealized	—	—	—	—	—
Interest Income and Dividends	—	—	—	—	—
Interest Expense	—	—	—	—	—
Net Interest and Dividends	—	—	—	—	—
Total Investment Income (Loss)	—	—	—	—	—
Total Segment Revenues	$350,820	$548,790	$549,913	$1,396,109	$1,880,674

Assets Under Management	$73,815,500	$75,181,600	$66,028,600	$73,815,500	$66,028,600
Fee Paying Assets Under Management	$52,204,800	$44,010,300	$45,307,400	$52,204,800	$45,307,400
Capital Invested (1)	$868,700	$2,370,600	$1,464,000	$6,344,000	$6,279,500
Uncalled Commitments	$31,478,700	$31,839,100	$22,766,300	$31,478,700	$22,766,300

PUBLIC MARKETS

	Quarter Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$86,091	$83,713	$72,369	$331,440	$266,458
Monitoring Fees	—	—	—	—	—
Transaction Fees	12,387	10,748	8,183	30,155	28,872
Fee Credits	(11,819)	(10,265)	(7,808)	(28,049)	(24,595)
Total Management, Monitoring and Transaction Fees, Net	86,659	84,196	72,744	333,546	270,735
Performance Income (Loss)
Realized Incentive Fees	23,449	3,659	7,209	33,346	19,647
Realized Carried Interest	—	—	—	3,838	8,953
Unrealized Carried Interest	(942)	17,012	(25,050)	(4,312)	(19,083)
Total Performance Income (Loss)	22,507	20,671	(17,841)	32,872	9,517
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—	—	—
Net Unrealized Gains (Losses)	—	—	—	—	—
Total Realized and Unrealized	—	—	—	—	—
Interest Income and Dividends	—	—	—	—	—
Interest Expense	—	—	—	—	—
Net Interest and Dividends	—	—	—	—	—
Total Investment Income (Loss)	—	—	—	—	—
Total Segment Revenues	$109,166	$104,867	$54,903	$366,418	$280,252

Assets Under Management	$55,740,200	$55,920,200	$53,515,700	$55,740,200	$53,515,700
Fee Paying Assets Under Management	$49,268,600	$49,143,500	$46,413,100	$49,268,600	$46,413,100
Capital Invested (1)	$1,592,800	$1,484,400	$1,742,600	$4,642,200	$5,244,900
Uncalled Commitments	$6,312,600	$6,428,200	$6,690,800	$6,312,600	$6,690,800

_______________________________________________________________________________________________________________________________________________________________________________________
(1) For the periods reported, capital invested for the Private and Public Markets segments reflects the portion of such capital, if any, that has been invested by KKR’s Principal Activities segment. See Exhibit A “Other Information” for the definition of capital invested.

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

CAPITAL MARKETS

	Quarter Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$—	$—	$—	$—	$—
Monitoring Fees	—	—	—	—	—
Transaction Fees	37,303	47,383	59,137	181,517	191,470
Fee Credits	—	—	—	—	—
Total Management, Monitoring and Transaction Fees, Net	37,303	47,383	59,137	181,517	191,470
Performance Income (Loss)
Realized Incentive Fees	—	—	—	—	—
Realized Carried Interest	—	—	—	—	—
Unrealized Carried Interest	—	—	—	—	—
Total Performance Income (Loss)	—	—	—	—	—
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—	—	—
Net Unrealized Gains (Losses)	—	—	—	—	—
Total Realized and Unrealized	—	—	—	—	—
Interest Income and Dividends	—	—	—	—	—
Interest Expense	—	—	—	—	—
Net Interest and Dividends	—	—	—	—	—
Total Investment Income (Loss)	—	—	—	—	—
Total Segment Revenues	$37,303	$47,383	$59,137	$181,517	$191,470

Syndicated Capital	$—	$537,000	$175,600	$1,213,500	$868,900

PRINCIPAL ACTIVITIES

	Quarter Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$—	$—	$—	$—	$—
Monitoring Fees	—	—	—	—	—
Transaction Fees	—	—	—	—	—
Fee Credits	—	—	—	—	—
Total Management, Monitoring and Transaction Fees, Net	—	—	—	—	—
Performance Income (Loss)
Realized Incentive Fees	—	—	—	—	—
Realized Carried Interest	—	—	—	—	—
Unrealized Carried Interest	—	—	—	—	—
Total Performance Income (Loss)	—	—	—	—	—
Investment Income (Loss)
Net Realized Gains (Losses)	969	170,078	(81,343)	371,563	337,023
Net Unrealized Gains (Losses)	141,276	136,740	(128,765)	(584,423)	(391,962)
Total Realized and Unrealized	142,245	306,818	(210,108)	(212,860)	(54,939)
Interest Income and Dividends	69,101	71,185	85,907	322,857	411,536
Interest Expense	(44,264)	(47,506)	(52,174)	(188,761)	(203,085)
Net Interest and Dividends	24,837	23,679	33,733	134,096	208,451
Total Investment Income (Loss)	167,082	330,497	(176,375)	(78,764)	153,512
Total Segment Revenues	$167,082	$330,497	$(176,375)	$(78,764)	$153,512

KKR
BALANCE SHEET
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

	As of		As of
	December 31, 2016		December 31, 2015
Cash and Short-term Investments	$3,387,673		$1,287,650
Investments	6,958,873	(1)	8,958,089
Unrealized Carry	1,213,692	(2)	1,415,478	(2)
Other Assets	1,611,678		1,613,139
Corporate Real Estate	161,225		154,942
Total Assets	$13,333,141		$13,429,298

Debt Obligations - KKR (ex-KFN)	$2,000,000		$2,000,000
Debt Obligations - KFN	398,560		657,310
Preferred Shares - KFN	373,750		373,750
Other Liabilities	244,676		291,537
Total Liabilities	3,016,986		3,322,597

Noncontrolling Interests	19,564		127,472
Preferred Units	500,000		—

Book Value	$9,796,591		$9,979,229

Book Value Per Outstanding Adjusted Unit	$12.15		$12.18

	Last Twelve Months Ended
	December 31, 2016		December 31, 2015

Return on Equity (After-tax Economic Net Income (Loss) ) (3)	6%		10%

Return on Equity (After-tax Distributable Earnings) (4)	16%		14%

_______________________________________________________________________________________________________________________________________________________________________________________
Note: As of December 31, 2016, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has a $500.0 million revolving credit facility for use in its capital markets business, which was undrawn as of December 31, 2016. As of December 31, 2016, KKR’s portion of total uncalled commitments to its investment funds was $2.6 billion. See Exhibit B for details.

See reconciliation in Exhibit D for calculation of Outstanding Adjusted Units.

(1) See schedule of investments that follows on the next page.

(2) Unrealized Carry

	As of	As of
	December 31, 2016	December 31, 2015
Private Markets	$1,141,610	$1,340,556
Public Markets	72,082	74,922
Total	$1,213,692	$1,415,478

(3) Return on Equity (After-tax Economic Net Income (Loss) ) measures the amount of after-tax economic net income generated as a percentage of capital invested in KKR’s business. Return on equity is calculated by dividing After-tax Economic Net Income (Loss) on a trailing twelve-month basis by the average book value during the period. We believe this measure is useful to unitholders as it provides a measure of the overall profitability of KKR’s businesses as a percentage of net assets in KKR's business.
(4) Return on Equity (After-tax Distributable Earnings) measures the amount of income excluding the impact of mark-to-market gain (losses) generated as a percentage of capital invested in KKR’s business. It is calculated by dividing after-tax distributable earnings on a trailing twelve-month basis by the average book value during the period. We believe this measure is useful to unitholders as it provides a measure of the overall profitability of KKR’s businesses, excluding the impact of mark-to-market gains (losses), as a percentage of net assets in KKR's business.

KKR
SCHEDULE OF INVESTMENTS (1)
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

As of December 31, 2016

Investments	Fair Value

Private Equity Co-Investments and Other Equity	$1,733,215
Private Equity Funds	1,087,783
Private Equity Total	2,820,998

Energy	559,050
Real Estate (3)	747,562
Infrastructure	223,953
Real Assets Total	1,530,565

Special Situations	713,733
Direct Lending	88,918
Mezzanine	23,856
Alternative Credit Total	826,507
CLOs (4)	585,078
Liquid Credit	180,620
Specialty Finance	202,837
Credit Total	1,795,042

Other	812,268

Total Investments	$6,958,873

	As of December 31, 2016

Significant Investments: (5)	Fair Value	Fair Value as a Percentage of Total Investments
First Data Corporation (NYSE: FDC)	$1,094,159	15.7%
KKR Real Estate Finance Trust Inc.	289,723	4.2%
WMIH Corp. (NASDAQ: WMIH)	220,896	3.2%
Natural Gas Midstream Investment	134,478	1.9%
Oil & Gas Royalties Investment	119,700	1.7%
Total Significant Investments	1,858,956	26.7%

Other Investments	5,099,917	73.3%
Total Investments	$6,958,873	100.0%

_______________________________________________________________________________________________________________________________________________________________________________________
(1) Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.

(2) General partner commitments in our funds are included in the various asset classes shown above. Private Equity and Other Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds and other opportunistic investments. However, equity investments in other asset classes, such as real estate, special situations and energy appear in these other asset classes.  Other Credit consists of liquid credit and specialty finance strategies.

(3) Includes our ownership of approximately $289.7 million in KKR Real Estate Finance Trust Inc. that is not held for investment purposes and is held at cost.

(4) Includes approximately $227.4 million of CLOs that are not held for investment purposes and are held at cost.

(5) The significant investments include the top five investments (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their fair values as of December 31, 2016. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

KKR
ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended December 31, 2016
September 30, 2016	$75,181,600	$55,920,200		$131,101,800
New Capital Raised	1,791,700	2,682,600		4,474,300
Distributions	(4,422,000)	(2,727,800)	(1)	(7,149,800)
Change in Value	1,264,200	(134,800)		1,129,400
December 31, 2016	$73,815,500	$55,740,200		$129,555,700

Year Ended December 31, 2016
December 31, 2015	$66,028,600	$53,515,700		$119,544,300
New Capital Raised	16,170,200	12,623,100		28,793,300
Distributions	(13,557,100)	(10,978,700)	(2)	(24,535,800)
Change in Value	5,173,800	580,100		5,753,900
December 31, 2016	$73,815,500	$55,740,200		$129,555,700

KKR
FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended December 31, 2016
September 30, 2016	$44,010,300	$49,143,500		$93,153,800
New Capital Raised	12,240,500	3,178,200		15,418,700
Distributions	(1,689,200)	(2,864,400)	(1)	(4,553,600)
Net Changes in Fee Base of Certain Funds (3)	(2,201,100)	—		(2,201,100)
Change in Value	(155,700)	(188,700)		(344,400)
December 31, 2016	$52,204,800	$49,268,600		$101,473,400

Year Ended December 31, 2016
December 31, 2015	$45,307,400	$46,413,100		$91,720,500
New Capital Raised	14,520,900	13,681,200		28,202,100
Distributions	(5,258,000)	(11,123,000)	(2)	(16,381,000)
Net Changes in Fee Base of Certain Funds (3)	(2,546,200)	—		(2,546,200)
Change in Value	180,700	297,300		478,000
December 31, 2016	$52,204,800	$49,268,600		$101,473,400

_______________________________________________________________________________________________________________________________________________________________________________________
(1) Includes $1,519.8 million of redemptions by fund investors.
(2) Includes $6,258.3 million of redemptions by fund investors.
(3) Represents the impact of certain funds entering their post-investment period.

KKR
INVESTMENT VEHICLE SUMMARY (1) (UNAUDITED)
As of December 31, 2016
(Amounts in millions, except percentages)

	Investment Period		Amount
	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity and Growth Funds
Americas Fund XII	1/2017	1/2023	$12,877.9	$12,877.9	7.8%	$—	$—	$—	$—
Next Generation Technology Growth Fund	3/2016	3/2021	658.9	568.2	22.5%	90.7	—	90.7	102.6
European Fund IV (2)	12/2014	12/2020	3,430.3	2,257.3	5.8%	1,181.9	—	1,181.9	1,239.4
Asian Fund II (2)	4/2013	4/2019	5,825.0	2,789.3	1.3%	3,867.7	895.0	3,012.1	5,114.1
North America Fund XI (2)	9/2012	1/2017	8,718.4	1,844.5	2.9%	8,188.3	3,411.3	5,962.8	8,941.9
China Growth Fund	11/2010	11/2016	1,010.0	116.7	1.0%	893.3	347.9	694.2	920.3
E2 Investors (Annex Fund)	8/2009	11/2013	195.8	—	4.9%	195.8	195.7	18.1	6.9
European Fund III	3/2008	3/2014	6,108.3	781.0	4.7%	5,327.3	6,198.0	2,417.9	3,393.1
Asian Fund	7/2007	4/2013	3,983.3	105.6	2.5%	3,877.7	7,360.0	927.2	991.0
2006 Fund	9/2006	9/2012	17,642.2	387.2	2.1%	17,255.0	22,469.1	6,489.5	10,080.2
European Fund II	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	8,324.1	35.3	215.7
Millennium Fund	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	13,116.4	471.3	771.2
Total Private Equity and Growth Funds			72,200.9	21,727.7		52,628.5	62,317.5	21,301.0	31,776.4

Co-Investment Vehicles and Other (2)	Various	Various	8,178.6	3,554.0	Various	4,811.5	2,981.8	3,439.4	4,414.0

Total Private Equity and Growth			80,379.5	25,281.7		57,440.0	65,299.3	24,740.4	36,190.4

Real Assets
Energy Income and Growth Fund	9/2013	9/2018	1,974.2	1,013.4	12.9%	960.8	206.4	828.2	769.9
Natural Resources Fund	Various	Various	887.4	2.9	Various	884.5	96.6	809.9	218.4
Global Energy Opportunities (2)	Various	Various	979.2	675.1	Various	342.4	57.1	230.0	233.4
Global Infrastructure Investors (2)	9/2011	10/2014	1,039.8	75.9	4.8%	994.9	649.7	649.4	771.5
Global Infrastructure Investors II (2)	10/2014	10/2020	3,023.6	2,091.2	4.1%	969.3	39.4	929.9	948.8
Real Estate Partners Americas (2)	5/2013	5/2017	1,229.1	674.6	16.3%	892.5	633.5	554.1	596.0
Real Estate Partners Europe (2)	9/2015	6/2020	688.2	593.0	9.1%	95.2	—	95.2	102.8
Co-Investment Vehicles and Other	Various	Various	1,674.9	538.8	Various	1,136.1	452.1	1,134.6	1,348.2
Real Assets			11,496.4	5,664.9		6,275.7	2,134.8	5,231.3	4,989.0

Unallocated Commitments			532.1	532.1	Various	—	—	—	—

Private Markets Total			92,408.0	31,478.7		63,715.7	67,434.1	29,971.7	41,179.4

Public Markets
Special Situations Fund	12/2012	1/2016	2,274.3	109.1	11.6%	2,165.2	542.2	1,986.2	2,003.6
Special Situations Fund II	12/2014	3/2019	3,363.6	2,273.0	9.0%	1,090.6	15.7	1,090.6	922.9
Mezzanine Partners	3/2010	3/2015	1,022.8	136.7	4.4%	886.1	753.5	494.8	443.9
Lending Partners	12/2011	12/2014	460.2	54.9	15.2%	405.3	244.6	334.6	267.0
Lending Partners II	6/2014	6/2017	1,335.9	487.7	3.7%	848.2	120.0	848.2	917.4
Lending Partners Europe	3/2015	3/2019	847.6	678.1	5.0%	169.5	13.0	169.5	185.7
Other Alternative Credit Vehicles	Various	Various	5,591.2	2,573.1	Various	3,018.1	1,775.0	2,067.5	2,257.3

Public Markets Total			14,895.6	6,312.6		8,583.0	3,464.0	6,991.4	6,997.8

Grand Total			$107,303.6	$37,791.3		$72,298.7	$70,898.1	$36,963.1	$48,177.2

_______________________________________________________________________________________________________________________________________________________________________________________
(1) Reflects investment vehicles for which KKR has the ability to earn carried interest and excludes open ended funds, managed accounts, CLOs and certain other investment vehicles where KKR earns an incentive fee.
(2) The “Invested” and “Realized” columns include the amounts of any realized investments that restored the unused capital commitments of the fund investors.

KKR
Notes to Reportable Segments (Unaudited)
The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.
Adjusted units are used as a measure of the total common equity ownership of KKR that is held by KKR & Co. L.P. (including equity awards issued under the KKR & Co. L.P. 2010 Equity Incentive Plan (the "Equity Incentive Plan"), but excluding preferred units), KKR Holdings and other holders of securities exchangeable into common units of KKR & Co. L.P. and represent the fully diluted common unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total common equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plan and other exchangeable securities had been exchanged for common units of KKR & Co. L.P. The Series A and Series B Preferred Units are not exchangeable for common units of KKR & Co. L.P.
Adjusted units eligible for distribution represents the portion of total adjusted units that is eligible to receive a distribution. We believe this measure is useful to unitholders as it provides insight into the calculation of amounts available for distribution on a per unit basis. Adjusted units eligible for distribution is used in the calculation of after-tax distributable earnings per unit.
After-tax distributable earnings is used by management as an operating measure of the earnings excluding mark-to-market gains (losses) of KKR. KKR believes this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses). After-tax distributable earnings excludes certain realized investment losses to the extent unrealized losses on these investments were recognized prior to the combination with KPE on October 1, 2009. After-tax distributable earnings does not represent and is not used to calculate actual distributions under KKR’s current distribution policy.
Assets under management ("AUM") represent the assets managed by KKR or by its strategic partners from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital) and general partner capital. We believe this measure is useful to unitholders as it provides additional insight into KKR's capital raising activities and the overall activity in its investment funds and strategic partnerships. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (v) KKR's pro-rata portion of the AUM managed by strategic partnerships in which KKR holds a minority ownership interest and (vi) the fair value of other assets managed by KKR. The pro-rata portion of the AUM managed by strategic partnerships is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of KKR’s investment portfolio, including carried interest. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Units.
Capital invested is the aggregate amount of capital invested by (i) KKR’s investment funds, (ii) KKR's Principal Activities segment as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities segment in connection with a syndication transaction conducted by KKR's Capital Markets segment, if any.  Capital Invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to unitholders as it provides a measure of capital deployment across KKR’s business segments.  Capital Invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital Invested excludes (i) investments in liquid credit strategies, (ii) capital invested by KKR’s Principal Activities segment that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities segment that is not invested in connection with a syndication transaction by KKR’s Capital Markets segment. Capital syndicated by KKR's Capital Markets segment to third parties other than KKR’s investment funds or Principal Activities segment is not included in Capital Invested.  See also Syndicated Capital. In the fourth quarter of 2016, the Capital Invested metric was changed to include capital invested by KKR's Principal Activities segment.
Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of carried interest and related carry pool allocations and investment income. ENI is comprised of total segment revenues less total segment expenses and certain economic interests in KKR’s segments held by third parties. For a reconciliation of total segment revenues, total segment expenses and ENI to the most directly comparable amounts recognized under GAAP, see reconciliations at Exhibit C. Pre-tax Economic Net Income (Loss) represents Economic Net Income (Loss) after equity-based compensation. After-tax Economic Net Income (Loss) represents Economic Net Income (Loss) after equity-based compensation, provision for income taxes and preferred distributions.
Fee paying AUM ("FPAUM") represents only those assets under management of KKR or its strategic partners from which KKR receives management fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's fees and differs from AUM in the following respects: (i) assets and commitments from which KKR does not receive a fee are excluded (i.e., assets and commitments with respect to which it receives only carried interest or is otherwise not currently receiving a fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and other businesses, including the general partner interests of KKR’s investment funds.
Outstanding adjusted units represents the portion of total adjusted units that would receive assets of KKR if it were to be liquidated as of a particular date. Outstanding adjusted units is used to calculate book value per outstanding adjusted unit, which we believe is useful to unitholders as it provides a measure of net assets of KKR’s reportable segments on a per unit basis.
Realized Performance Income Compensation is the amount allocated to performance income compensation is equal to 40% of the carried interest and incentive fees earned by our investment funds, and, beginning with the quarter ended September 30, 2016, includes 40% of the management fees that would have been subject to a management fee refund for investment funds that have a preferred return.
Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in capital invested and (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets segment and across its investment platform.
Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

KKR
EXHIBIT A

OTHER FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Fee Related Earnings
Total Management, Monitoring and Transaction Fees, Net	$256,280	$276,561	$337,145	$1,074,862	$1,142,050
Less: Cash Compensation and Benefits	95,260	101,967	121,036	395,016	409,992
Less: Occupancy and Related Charges	14,914	15,877	16,666	62,400	62,657
Less: Other Operating expenses	67,806	55,123	68,978	234,348	233,618
Plus: Expenses of Principal Activities Segment	38,107	38,659	50,383	154,321	174,713
Fee Related Earnings (1)	116,407	142,253	180,848	537,419	610,496
Plus: Net Interest and Dividends	24,837	23,679	33,733	134,096	208,451
Plus: Depreciation and Amortization	4,020	4,121	3,775	15,987	15,319
Plus: Core Interest Expense	28,900	29,006	29,516	116,399	116,027
Less: Expenses of Principal Activities Segment	38,107	38,659	50,383	154,321	174,713
Fee and Yield Segment EBITDA (2)	136,057	160,400	197,489	649,580	775,580
Plus: Realized Performance Income (Loss), net	310,975	194,977	128,654	751,233	628,083
Plus: Net Realized Gains (Losses)	969	170,078	(81,343)	371,563	337,023
Total Segment EBITDA (2)	$448,001	$525,455	$244,800	$1,772,376	$1,740,686

Distributable Earnings
Management, Monitoring and Transaction Fees, Net	$256,280	$276,561	$337,145	$1,074,862	$1,142,050
Realized Performance Income (Loss)	526,625	354,128	214,420	1,289,554	1,046,801
Realized Investment Income (Loss)	25,806	193,757	(47,610)	505,659	545,474
Total Distributable Segment Revenues	$808,711	$824,446	$503,955	$2,870,075	$2,734,325
Less: Total Distributable Segment Expenses and Other	393,964	332,878	297,546	1,232,421	1,140,992
Less: Corporate and Local Income Taxes Paid	16,532	21,869	37,791	87,723	140,677
Less: Preferred Distributions	8,341	8,201	—	22,235	—
After-tax Distributable Earnings	$389,874	$461,498	$168,618	$1,527,696	$1,452,656

Per Adjusted Unit Eligible for Distribution	$0.48	$0.57	$0.21	$1.89	$1.78

Core Interest Expense
GAAP Interest Expense	$182,141	$255,105	$170,282	$789,953	$573,226
Less: Interest expense related to debt obligations of consolidated investment funds, CLOs and other	137,877	207,599	118,108	601,192	370,141
Segment Interest Expense	44,264	47,506	52,174	188,761	203,085
Less: Interest Expense related to debt obligations from KFN and other	15,364	18,500	22,658	72,362	87,058
Core Interest Expense (3)	$28,900	$29,006	$29,516	$116,399	$116,027

____________________________________________________________________________________________________________________________________________________________________________________
(1) Fee related earnings (“FRE”) is a measure of the operating earnings of KKR and its business segments before performance income, related performance income compensation and investment income. KKR believes this measure is useful to unitholders as it provides additional insight into the operating profitability of KKR's fee generating management companies and capital markets businesses.
(2) Fee and Yield Segment EBITDA and Total Segment EBITDA may be useful in evaluating KKR's ability to service its debt. Fee and Yield Segment EBITDA provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, significant portions of which tend to be more recurring than realized carried interest and realized investment income from quarter to quarter. Total Segment EBITDA represents Fee and Yield Segment EBITDA plus the addition of realized performance income and realized investment income.
(3) Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

KKR
EXHIBIT B

KKR'S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS (UNAUDITED)
(Amounts in thousands)

Uncalled Commitments
Private Markets
Americas Fund XII	$1,000,000
Energy Income and Growth	130,900
European Fund IV	128,600
Next Generation Technology Growth Fund	127,800
Real Estate Partners Americas	109,800
Global Infrastructure Investors II	86,400
Real Estate Partners Europe	54,100
North America Fund XI	49,900
Asian Fund II	35,700
Co-Investment Vehicles	23,500
Other Private Markets Funds	441,500
Total Private Markets Commitments	2,188,200

Public Markets
Special Situations Fund	12,100
Special Situations Fund II	203,700
Mezzanine Partners	5,900
Lending Partners	8,600
Lending Partners II	18,100
Lending Partners Europe	34,100
Other Alternative Credit Vehicles	114,200
Total Public Markets Commitments	396,700

Total Uncalled Commitments	$2,584,900

KKR
EXHIBIT C

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT - BASIC (GAAP BASIS)
TO AFTER TAX ENI PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	December 31, 2016	September 30, 2016	December 31, 2015

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$0.38	$0.79	$0.07
Weighted Average Common Units Outstanding - Basic	451,154,845	445,989,300	461,374,013
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	170,969	352,152	32,257
Plus: Preferred Distributions	8,341	8,201	—
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	126,219	284,834	35,060
Plus: Non-cash equity-based charges	78,858	61,552	47,730
Plus: Amortization of intangibles, placement fees and other, net	(6,994)	(48,299)	2,293
Plus: Income tax (benefit)	5,800	10,826	27,341
Economic Net Income (Loss)	383,193	669,266	144,681
Less: Equity-based compensation associated with the KKR & Co. L.P. 2010 equity incentive plan	37,970	50,270	37,376
Pre-tax Economic Net Income (Loss)	345,223	618,996	107,305
Less: Provision for income tax (benefit)	(2,335)	12,611	36,797
Less: Preferred Distributions	8,341	8,201	—
After-tax Economic Net Income (Loss)	339,217	598,184	70,508
Weighted Average Adjusted Units	839,268,845	837,504,674	852,446,702
After-tax Economic Net Income (Loss) Per Adjusted Unit	$0.40	$0.71	$0.08

	Year Ended
	December 31, 2016	December 31, 2015

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$0.64	$1.09
Weighted Average Common Units Outstanding - Basic	448,905,126	448,884,185
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	287,072	488,482
Plus: Preferred Distributions	22,235	—
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	212,878	433,693
Plus: Non-cash equity-based charges	264,890	261,579
Plus: Amortization of intangibles, placement fees and other, net	(17,267)	47,599
Plus: Income tax (benefit)	24,561	66,636
Economic Net Income (Loss)	794,369	1,297,989
Less: Equity-based compensation associated with the KKR & Co. L.P. 2010 equity incentive plan	186,227	186,346
Pre-tax Economic Net Income (Loss)	608,142	1,111,643
Less: Provision for income tax (benefit)	10,282	83,363
Less: Preferred Distributions	22,235	—
After-tax Economic Net Income (Loss)	575,625	1,028,280
Weighted Average Adjusted Units	841,304,836	851,099,066
After-tax Economic Net Income (Loss) Per Adjusted Unit	$0.68	$1.21

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF FEES AND OTHER (GAAP BASIS) TO TOTAL SEGMENT REVENUES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	December 31, 2016	September 30, 2016	December 31, 2015

Fees and Other	$481,475	$687,056	$307,923
Management fees relating to consolidated funds and placement fees	47,284	49,017	144,007
Fee credits relating to consolidated funds	(155)	(417)	(54,370)
Net realized and unrealized carried interest - consolidated funds	17,070	5,956	319,599
Total investment income (loss)	167,082	330,497	(176,375)
Revenue earned by oil & gas producing entities	(17,777)	(16,191)	(22,064)
Reimbursable expenses	(34,966)	(12,064)	(24,434)
Other	4,358	(12,317)	(6,708)
Total Segment Revenues	$664,371	$1,031,537	$487,578

	Year Ended
	December 31, 2016	December 31, 2015

Fees and Other	$1,908,093	$1,043,768
Management fees relating to consolidated funds and placement fees	178,619	531,027
Fee credits relating to consolidated funds	(2,921)	(202,269)
Net realized and unrealized carried interest - consolidated funds	32,651	1,190,699
Total investment income (loss)	(78,764)	153,512
Revenue earned by oil & gas producing entities	(65,754)	(112,328)
Reimbursable expenses	(81,549)	(66,144)
Other	(25,095)	(32,357)
Total Segment Revenues	$1,865,280	$2,505,908

RECONCILIATION OF TOTAL EXPENSES (GAAP BASIS) TO TOTAL SEGMENT EXPENSES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	December 31, 2016	September 30, 2016	December 31, 2015

Total Expenses	$452,816	$511,117	$525,095
Equity based compensation	(78,858)	(61,552)	(47,730)
Reimbursable expenses and Placement fees	(75,596)	(18,255)	(38,837)
Operating expenses relating to consolidated funds, CFEs and other entities	(19,246)	(20,141)	(27,059)
Expenses incurred by oil & gas producing entities	(14,312)	(17,782)	(46,256)
Intangible amortization, acquisition and litigation	28,993	(22,112)	(15,518)
Other	(12,953)	(9,764)	(11,898)
Total Segment Expenses	$280,844	$361,511	$337,797

	Year Ended
	December 31, 2016	December 31, 2015

Total Expenses	$1,695,474	$1,871,225
Equity based compensation	(264,890)	(261,579)
Reimbursable expenses and Placement fees	(148,483)	(103,307)
Operating expenses relating to consolidated funds, CFEs and other entities	(104,339)	(65,012)
Expenses incurred by oil & gas producing entities	(70,312)	(153,611)
Intangible amortization, acquisition and litigation	(6,647)	(49,766)
Other	(32,228)	(46,038)
Total Segment Expenses	$1,068,575	$1,191,912

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. COMMON UNITHOLDERS (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE AND YIELD SEGMENT EBITDA, AFTER TAX DISTRIBUTABLE EARNINGS AND TOTAL SEGMENT EBITDA (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	December 31, 2016	September 30, 2016	December 31, 2015
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	$170,969	$352,152	$32,257
Plus: Preferred Distributions	8,341	8,201	—
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	126,219	284,834	35,060
Plus: Non-cash equity-based charges	78,858	61,552	47,730
Plus: Amortization of intangibles, placement fees and other, net	(6,994)	(48,299)	2,293
Plus: Income tax (benefit)	5,800	10,826	27,341
Economic Net Income (Loss)	383,193	669,266	144,681
Plus: Income attributable to segment noncontrolling interests	334	760	5,100
Less: Total investment income (loss)	167,082	330,497	(176,375)
Less: Net performance income (loss)	138,145	235,935	195,691
Plus: Expenses of Principal Activities Segment	38,107	38,659	50,383
Fee Related Earnings	116,407	142,253	180,848
Plus: Net interest and dividends	24,837	23,679	33,733
Plus: Depreciation and amortization	4,020	4,121	3,775
Plus: Core interest expense	28,900	29,006	29,516
Less: Expenses of Principal Activities Segment	38,107	38,659	50,383
Fee and Yield Segment EBITDA	136,057	160,400	197,489
Less: Depreciation and amortization	4,020	4,121	3,775
Less: Core interest expense	28,900	29,006	29,516
Plus: Realized performance income (loss), net	310,975	194,977	128,654
Plus: Net realized gains (losses)	969	170,078	(81,343)
Less: Corporate and local income taxes paid	16,532	21,869	37,791
Less: Preferred Distributions	8,341	8,201	—
Less: Income attributable to segment noncontrolling interests	334	760	5,100
After-tax Distributable Earnings	389,874	461,498	168,618
Plus: Depreciation and amortization	4,020	4,121	3,775
Plus: Core interest expense	28,900	29,006	29,516
Plus: Corporate and local income taxes paid	16,532	21,869	37,791
Plus: Preferred Distributions	8,341	8,201	—
Plus: Income attributable to segment noncontrolling interests	334	760	5,100
Total Segment EBITDA	$448,001	$525,455	$244,800

	Year Ended
	December 31, 2016	December 31, 2015
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	$287,072	$488,482
Plus: Preferred Distributions	22,235	—
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	212,878	433,693
Plus: Non-cash equity-based charges	264,890	261,579
Plus: Amortization of intangibles, placement fees and other, net	(17,267)	47,599
Plus: Income tax (benefit)	24,561	66,636
Economic Net Income (Loss)	794,369	1,297,989
Plus: Income attributable to segment noncontrolling interests	2,336	16,007
Less: Total investment income (loss)	(78,764)	153,512
Less: Net performance income (loss)	492,371	724,701
Plus: Expenses of Principal Activities Segment	154,321	174,713
Fee Related Earnings	537,419	610,496
Plus: Net interest and dividends	134,096	208,451
Plus: Depreciation and amortization	15,987	15,319
Plus: Core interest expense	116,399	116,027
Less: Expenses of Principal Activities Segment	154,321	174,713
Fee and Yield Segment EBITDA	649,580	775,580
Less: Depreciation and amortization	15,987	15,319
Less: Core interest expense	116,399	116,027
Plus: Realized performance income (loss), net	751,233	628,083
Plus: Net realized gains (losses)	371,563	337,023
Less: Corporate and local income taxes paid	87,723	140,677
Less: Preferred Distributions	22,235	—
Less: Income attributable to segment noncontrolling interests	2,336	16,007
After-tax Distributable Earnings	1,527,696	1,452,656
Plus: Depreciation and amortization	15,987	15,319
Plus: Core interest expense	116,399	116,027
Plus: Corporate and local income taxes paid	87,723	140,677
Plus: Preferred Distributions	22,235	—
Plus: Income attributable to segment noncontrolling interests	2,336	16,007
Total Segment EBITDA	$1,772,376	$1,740,686

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO TOTAL REPORTABLE SEGMENTS BALANCE SHEET (UNAUDITED)
DECMEBER 31, 2016
(Amounts in thousands)

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	5	TOTAL REPORTABLE SEGMENTS BALANCE SHEET

Assets
Cash and Cash Equivalents	$2,508,902	—	—	878,771	—	—	$3,387,673	Cash and Short-term Investments
Investments	31,409,765	(22,249,206)	(987,994)	(1,213,692)	—	—	6,958,873	Investments
		—	—	1,213,692	—	—	1,213,692	Unrealized Carry
Other Assets	5,084,230	(2,118,364)	—	(1,039,996)	—	(314,192)	1,611,678	Other Assets
		—	—	161,225	—	—	161,225	Corporate Real Estate
Total Assets	$39,002,897	(24,367,570)	(987,994)	—	—	(314,192)	$13,333,141

Liabilities and Equity
Debt Obligations	18,544,075	(16,145,515)	—	(398,560)	—	—	2,000,000	Debt Obligations - KKR (ex-KFN)
		—	—	398,560	—	—	398,560	Debt Obligations - KFN
		—	—	373,750	—	—	373,750	Preferred Shares - KFN
Other Liabilities	3,340,739	(1,945,039)	(987,994)	—	—	(163,030)	244,676	Other Liabilities
Total Liabilities	21,884,814	(18,090,554)	(987,994)	373,750	—	(163,030)	3,016,986

Redeemable Noncontrolling Interests	632,348	(632,348)	—	—	—	—

Equity
Series A Preferred Units	332,988	—	—	(332,988)	—	—
Series B Preferred Units	149,566	—	—	(149,566)	—	—
KKR & Co. L.P. Capital - Common Unitholders	5,457,279	118,635	—	(17,446)	4,389,285	(151,162)	9,796,591	Book Value
Noncontrolling Interests	10,545,902	(5,763,303)	—	(373,750)	(4,389,285)	—	19,564	Noncontrolling Interests
		—	—	500,000	—	—	500,000	Preferred Units
Total Liabilities and Equity	$39,002,897	(24,367,570)	(987,994)	—	—	(314,192)	$13,333,141

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P. AND OTHER
5	EQUITY IMPACT OF KKR MANAGEMENT HOLDINGS CORP.

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO TOTAL REPORTABLE SEGMENTS BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2015
(Amounts in thousands)

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	5	TOTAL REPORTABLE SEGMENTS BALANCE SHEET

Assets
Cash and Cash Equivalents	$1,047,740	—	—	239,910	—	—	$1,287,650	Cash and Short-term Investments
Investments	65,305,931	(53,733,364)	(1,199,000)	(1,415,478)	—	—	8,958,089	Investments
		—	—	1,415,478	—	—	1,415,478	Unrealized Carry
Other Assets	4,688,668	(2,406,048)	—	(394,852)	—	(274,629)	1,613,139	Other Assets
		—	—	154,942	—	—	154,942	Corporate Real Estate
Total Assets	$71,042,339	(56,139,412)	(1,199,000)	—	—	(274,629)	$13,429,298

Liabilities and Equity
Debt Obligations	18,714,597	(16,057,287)	—	(657,310)	—	—	2,000,000	Debt Obligations - KKR (ex-KFN)
		—	—	657,310	—	—	657,310	Debt Obligations - KFN
		—	—	373,750	—	—	373,750	Preferred Shares - KFN
Other Liabilities	2,860,157	(1,228,091)	(1,199,000)	—	—	(141,529)	291,537	Other Liabilities
Total Liabilities	21,574,754	(17,285,378)	(1,199,000)	373,750	—	(141,529)	3,322,597

Redeemable Noncontrolling Interests	188,629	(188,629)	—	—	—	—

Equity
Series A Preferred Units	—	—	—	—	—	—
Series B Preferred Units	—	—	—	—	—	—	—	Preferred Units
KKR & Co. L.P. Capital - Common Unitholders	5,547,182	133,208	—	—	4,431,939	(133,100)	9,979,229	Book Value
Noncontrolling Interests	43,731,774	(38,798,613)	—	(373,750)	(4,431,939)	—	127,472	Noncontrolling Interests
Total Liabilities and Equity	$71,042,339	(56,139,412)	(1,199,000)	—	—	(274,629)	$13,429,298

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P. AND OTHER
5	EQUITY IMPACT OF KKR MANAGEMENT HOLDINGS CORP.

KKR
EXHIBIT D

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units:

	Quarter Ended
	December 31, 2016	September 30, 2016	December 31, 2015
Weighted Average GAAP Common Units Outstanding - Basic	451,154,845	445,989,300	461,374,013
Adjustments:
Weighted Average Unvested Common Units and Other Securities (1)	33,157,959	33,986,375	28,330,774
Weighted Average GAAP Common Units Outstanding - Diluted	484,312,804	479,975,675	489,704,787
Adjustments:
Weighted Average KKR Holdings Units (2)	354,956,041	357,528,999	362,741,915
Weighted Average Adjusted Units	839,268,845	837,504,674	852,446,702

	Year Ended
	December 31, 2016	December 31, 2015
Weighted Average GAAP Common Units Outstanding - Basic	448,905,126	448,884,185
Adjustments:
Weighted Average Unvested Common Units and Other Securities (1)	34,525,922	33,815,009
Weighted Average GAAP Common Units Outstanding - Diluted	483,431,048	482,699,194
Adjustments:
Weighted Average KKR Holdings Units (2)	357,873,788	368,399,872
Weighted Average Adjusted Units	841,304,836	851,099,066

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units, Adjusted Units Eligible for Distribution and Outstanding Adjusted Units:

	As of	As of
	December 31, 2016	December 31, 2015
GAAP Common Units Outstanding - Basic	452,380,335	457,834,875
Unvested Common Units and Other Securities (1)	42,119,756	27,901,910
GAAP Common Units Outstanding - Diluted	494,500,091	485,736,785
Adjustments:
KKR Holdings Units (2)	353,757,398	361,346,588
Adjusted Units	848,257,489	847,083,373
Adjustments:
Unvested Common Units and Unvested Other Securities (1)	(37,519,436)	(24,060,289)
Adjusted Units Eligible for Distribution	810,738,053	823,023,084
Adjustments:
Vested Other Securities	(4,600,320)	(3,841,621)
Outstanding Adjusted Units	806,137,733	819,181,463

____________________________________________________________________________________________________________________________________________________________________________________
(1) Represents equity awards granted under the Equity Incentive Plan and other securities that are exchangeable into KKR & Co. L.P common units. The issuance of common units of KKR & Co. L.P. pursuant to such equity awards or other securities dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.
(2) Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.